Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the VIVUS, Inc. 2018 Equity Incentive Plan, of our reports dated March 13, 2018 relating to the consolidated financial statements and financial statement schedule of VIVUS, Inc. and the effectiveness of VIVUS, Inc.’s internal control over financial reporting, which appear in VIVUS, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ OUM & CO. LLP

San Francisco, California

October 24, 2018